UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report and date of earliest event reported: April 3, 2006

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition

On April 3, 2006, Core Laboratories N.V. issued a press release updating its previously issued forward-looking guidance for its 2006 first and second fiscal quarters and full year. A copy of the press release is attached to this Report as Exhibit 99.1.

The information in this Report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

In addition to financial results determined in accordance with generally accepted accounting principles ("GAAP") that are included in the attached press release, certain non-GAAP financial measures (as defined under the SEC's Regulation G) were used in the press release:

Non-GAAP Financial Measures Included In Press Release

*	Earnings per Diluted Share, Excluding FAS 123R Costs; or Earnings per Diluted Share, Excluding FAS 123R Costs and Senior Note Prepayment Costs: Management believes that the exclusion of certain expenses and credits enables it to evaluate more effectively the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded items. For this reason, we used certain non-GAAP measures that exclude these non-recurring items; we felt that presentation provides the public a clearer comparison with the numbers reported in prior quarters.

*	Incremental Operating Margins: Incremental operating margins is computed as (1) the increase or decrease in income from continuing operations before equity-based stock compensation, interest expense and income tax expense between two periods, divided by (2) the increase or decrease in revenues between the same two periods. Management believes that incremental operating margins provide useful information regarding the growth over the two periods being compared.

The following tables reconcile non-GAAP measures included in the press release to the most comparable GAAP measures:

Reconciliation of Diluted Earnings Per Share

Forecasted First Fiscal Quarter 2006	Low end of range	High end of range
(Unaudited)
Net Income	$ 0.49	$ 0.51
Plus: FAS 123R Cost	0.10	0.10
Net Income Before the Impact of FAS 123R Cost	$ 0.59	$ 0.61

Forecasted Full Year 2006	Low end of range	High end of range
	(Unaudited)
Net Income	2.20	$ 2.30
Plus: FAS 123R Cost	0.22	0.22
Net Income Before the Impact of FAS 123R Cost	$ 2.42	$ 2.52

	Three Months Ended March 31, 2005	Twelve Months Ended December 31, 2005

Net Income From Continuing Operations	$ 0.31	$ 1.13
Debt Prepayment Charge	-	0.15
Performance Share Award Program	0.01	0.25
Restricted Share Award Program	0.01	0.13
Change in Tax Rate	-	0.08
Net Income From Continuing Operations Before the Impact of FAS 123R Cost and Senior Note Prepayment Costs	$ 0.33	$ 1.74

Computation of Forecasted Incremental Operating Margin

	March 31,	March 31,
	2005	2006	Change
		(Unaudited)
Operating Income	$ 14,028	$ 19,100	$ 5,072
Plus: FAS 123R Costs	548	2,900	2,352
Operating Income Before Impact of FAS 123R Costs	$ 14,576	$ 22,000	$ 7,424

Revenue	$ 115,955	$ 133,500	$ 17,545

Incremental Operating Margin			42%

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1         Press release issued on April 3, 2006*

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: April 5, 2006	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press release issued on April 3, 2006*

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended.